SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): JANUARY 10, 2001


                                  VIZACOM INC.
             (Exact name of registrant as specified in its charter)




            DELAWARE                1-14076               22-3270045
  (State or other jurisdiction     (Commission           (IRS Employer
         of incorporation)         File Number)       Identification No.)



          GLENPOINTE CENTER EAST
         300 FRANK W. BURR BOULEVARD
             TEANECK, NEW JERSEY                            07666
    (Address of principal executive offices)             (Zip Code)



                                 (201) 928-1001
              (Registrant's telephone number, including area code)



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Item 5.  Other Matters.
         -------------

     On December 6, 2000 we issued 280,000 shares of our common stock to each of Vincent DiSpigno, our vice president and chief operating officer, the chief executive officer of our PWR Systems, Inc. subsidiary and one of our directors and David N. Salav, our vice president and chief information officer, the president of PWR Systems and one of our directors. These shares were issued pursuant to Sections 1.13 and 5.14 of the Agreement and Plan of Merger, among us, PC Workstation Rentals, Inc. d/b/a PWR Systems, PWR Acquisition Corp. and Mr. DiSpigno and Mr. Salav, as stockholders of PC Workstation Rentals, Inc. d/b/a PWR Systems, dated as of February 28, 2000, pursuant to which we acquired PWR Systems in March 2000. Also on December 6, 2000 we issued an additional 5,088 shares of our common stock to each of Mr. DiSpigno and Mr. Salav. We issued these shares as post-closing purchase price adjustments, pursuant to
Section 1.12 of the merger agreement. Subject to stockholder approval, we plan to issue an additional 456,450 shares to each of these individuals to complete our obligations under Section 1.12 of the merger agreement, as modified by Amendment No. 2 dated as of January 10, 2001 to the Agreement and Plan of Merger. This amendment (a) reflected the foregoing stock issuances, (b) provided for the waiver by the parties of breaches of all representations and warranties contained in the Agreement and Plan of Merger (with a resulting reduction of 77,786 shares of Common Stock to be issued to each of Mr. Salav and Mr. DiSpigno pursuant to Section 1.12 of the Agreement and Plan of Merger), except for
Section 2.24 relating to the collection of PWR Systems accounts receivables, the deadline for which was extended to March 31, 2001 and (c) provided for the issuance of revised substituted promissory notes payable by PWR Systems to Mr. Salav and Mr. DiSpigno in the current aggregate principal amount of $393,494.63 (as reduced by previous scheduled payments), which extend the time of payment thereof to twelve months from the date of the Amendment, in equal monthly installments.

     On December 18, 2000, we were informed by The Nasdaq Stock Market's Listing Investigations Unit that it has closed its investigation regarding our common stock without taking any action against us. We expect to receive shortly an interpretive letter from Nasdaq concurring with our view that our two first quarter 2000 private placements should not be integrated. No assurance can be given as to whether or when we will receive this interpretive letter.

     On December 1, 2000, we received correspondence from The Nasdaq Stock Market stating that our stock may be delisted from trading on or about March 1, 2001 if the minimum bid price of our common stock does not equal or exceed $1.00 for a minimum of ten consecutive trading days. If our stock does not satisfy Nasdaq's listing requirements before then, we may attempt to seek review of Nasdaq's decision to delist our stock, or may apply for quotation of our common stock on any other organized market on which the common stock may be eligible for trading. A delisting of our common stock from Nasdaq could have an adverse effect on the market price of our common stock and the ability and capacity of persons to acquire or sell shares of our common stock.

     We have entered into an agreement dated as of November 28, 2000 with Morgan
J. Wilbur pursuant to which we retained Mr. Wilbur for the purpose of providing financial advisory advice and introductions to investors and investment banking firms for a six-month term. We

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can terminate this agreement at any time.  Pursuant to this  agreement,  we have agreed to issue to Mr. Wilbur 100,000 shares of our common stock and to pay him $60,000, which we have elected pursuant to the agreement to pay in shares of our common stock valued at $.50 per share, or 120,000 shares. 130,000 of the total 220,000 shares were placed in escrow. 70,000 of such shares were released on December 31, 2000, and 60,000 of such shares will be released on January 31, 2001, so long as the agreement is in effect on such date.

     We have entered into an agreement dated as of December 31, 2000 with Triple Crown Consulting Ltd. pursuant to which we retained Triple Crown for the purpose of providing financial advisory advice and introductions to investors, investment banking firms and acquisition targets for a two-year term. We can terminate this agreement at any time. Pursuant to this agreement, we have agreed to issue to Triple Crown or its designees, an aggregate of 200,000 shares of our common stock. 175,000 of the total 200,000 shares were placed in escrow. 25,000 of such shares will be released quarterly, so long as the agreement remains in effect.

     We have entered into an agreement dated as of January 2, 2001 with Salomon Grey Financial Corporation pursuant to which we retained Salomon Grey for the purpose of providing financial advisory and investment banking advice for a one-year term. We can terminate this agreement at any time. Pursuant to this agreement, we have agreed to issue to Salomon Grey an aggregate of 450,000 shares of our common stock and three-year warrants to purchase 200,000 shares of our common stock at an exercise price of $.25 per share, 100,000 shares of our common stock at an exercise price of $.50 per share and 300,000 shares of our common stock at an exercise price of $1.00 per share. 200,000 of the total 450,000 shares and 400,000 of the warrants were placed in escrow. 75,000 of such shares and 100,000 of the $.50 warrants will be released on February 15, 2001, 75,000 of such shares and 100,000 of the $1.00 warrants will be released on June 30, 2001, and 50,000 of such shares and 200,000 of the $1.00 warrants will be released on December 31, 2001, in each case only if we have not terminated the agreement prior to such date.

     On November 29, 2000, we applied to the Internal Revenue Service for a closing agreement regarding the dual consolidated losses of our Software Publishing Corporation subsidiary. Such closing agreement would avoid SPC's being required to recognize a tax of approximately $8 million on approximately $24.5 million of SPC's pre-acquisition dual consolidated losses. We believe that we have demonstrated to the IRS that we meet the requirements for a closing agreement and that the IRS will agree to provide us with one. However, no assurance can be given that the IRS will agree to the closing agreement or if so, when, and any failure to do so could result in the recognition of this tax liability. Should such a closing agreement be obtained, in certain circumstances, a future acquirer of SPC may also be required to agree to a similar closing agreement in order to avoid the same tax liability, to the extent it is able to do so. This could have a material adverse effect on our future ability to sell SPC.

     We have amended the consulting agreement among Target Capital, Yitz Grossman and us, dated as of December 17, 1998. Pursuant to this amendment, we
(a) agreed to issue 1,233,368 shares of our common stock to Target Capital Corp. in lieu of $269,860.99 of cash

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payments to which it was entitled as of December  31,  2000;  (b) agreed to reduce the exercise price of all warrants to purchase shares of our common stock held of record by Target, Yitz Grossman, The Yitz Grossman Charitable Trust and United Krasna Organization to $.2188 per share; (c) eliminated Section 1.4 (d) of the December 17, 1998 agreement which provided for a fee to Target of 5% on any funds raised by placement agents introduced to us by Target; and (d) increased by $5 million the revenue levels necessary to trigger extensions of the agreement and excluded from the calculation of such revenues any revenues relating to acquisitions which are not introduced to us by Target or a third party introduced to us by Target.


Item 7.  Financial Statements and Exhibits.
         ---------------------------------

(a)      Financial statements of business acquired.
         Not applicable.

(b)      Pro forma financial information.
         Not applicable.

(c)      Exhibits.
         Listed below are all exhibits to this Current Report on Form 8-K.

Exhibit
Number    Description
------    -----------
 10.1 Amendment No. 2 to Agreement and Plan of Merger dated as of January 10, 2001, among Vizacom Inc., PWR Systems, Inc., Vincent DiSpigno and David Salav.
 10.2 Agreement, dated as of December 31, 2000, between Triple Crown Consulting Ltd. and Vizacom Inc.
 10.3 Escrow Agreement, dated as of December 31, 2000, among Triple Crown Consulting Ltd., Vizacom Inc., and Kaufman & Moomjian, LLC, as escrow agent.
 10.4 Agreement, dated as of November 28, 2000, between Morgan J. Wilbur and Vizacom Inc.
 10.5 Escrow Agreement, dated as of November 28, 2000, among Morgan J. Wilbur, Vizacom Inc., and Kaufman & Moomjian, LLC, as escrow agent.
 10.6 Financial Advisory and Investment Banking Agreement, dated as of January 2, 2001, between Salomon Grey Financial Corporation and Vizacom Inc.
 10.7 Escrow Agreement, dated as of January 2, 2001, among Salomon Grey Financial Corporation, Vizacom Inc., and Kaufman & Moomjian, LLC, as escrow agent.
 10.8 Amendment dated as of December 28, 2000 to Consulting Agreement dated as of December 17, 1998 among Vizacom Inc., Target Capital Corp. and Yitz Grossman.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    January 11, 2001

                                                   VIZACOM INC.


                                        By:    /s/ Alan W. Schoenbart
                                            ----------------------------------
                                                   Alan W. Schoenbart
                                              Vice President - Finance and
                                                Chief Financial Officer

                          EXHIBIT INDEX

Exhibit
Number    Description
------    -----------

 10.1 Amendment No. 2 to Agreement and Plan of Merger dated as of January 10, 2001, among Vizacom Inc., PWR Systems, Inc., Vincent DiSpigno and David Salav.
 10.2 Agreement, dated as of December 31, 2000, between Triple Crown Consulting Ltd. and Vizacom Inc.
 10.3 Escrow Agreement, dated as of December 31, 2000, among Triple Crown Consulting Ltd., Vizacom Inc., and Kaufman & Moomjian, LLC, as escrow agent.
 10.4 Agreement, dated as of November 28, 2000, between Morgan J. Wilbur and Vizacom Inc.
 10.5 Escrow Agreement, dated as of November 28, 2000, among Morgan J. Wilbur, Vizacom Inc., and Kaufman & Moomjian, LLC, as escrow agent.
 10.6 Financial Advisory and Investment Banking Agreement, dated as of January 2, 2001, between Salomon Grey Financial Corporation and Vizacom Inc.
 10.7 Escrow Agreement, dated as of January 2, 2001, among Salomon Grey Financial Corporation, Vizacom Inc., and Kaufman & Moomjian, LLC, as escrow agent.
 10.8 Amendment dated as of December 28, 2000 to Consulting Agreement dated as of December 17, 1998 among Vizacom Inc., Target Capital Corp. and Yitz Grossman.